EXHIBIT 10.14

GROSS ROYALTY AGREEMENT

This Gross Royalty Agreement (the “Agreement”) is entered into this 24th day of January 2012, by and between Bleeding Rock LLC, a Utah limited liability company (“BR”), and American Sands Energy Corp., a Delaware corporation (“ASEC”).

RECITALS

WHEREAS, on this date ASEC has entered into that certain License, Development and Engineering Agreement with Universal Oil Recovery Corp. and SRS International (the “License Agreement”);

WHEREAS, also on this date ASEC and BR have entered into that certain Termination Agreement (the “Termination Agreement”) whereby the prior Operating Agreement between Green River Resources, Inc., a Utah corporation, and BR was terminated;

WHEREAS, as part of the consideration for BR entering into the Termination Agreement, ASEC has agreed to grant BR the royalty provided for in this agreement (the “Royalty”);

NOW, THEREFORE, in consideration of the mutual terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Grant of Royalty. ASEC shall pay to BR a royalty equal to one and one-half percent (1.5%) of the gross receipts (as defined below) for each Designated Project (as defined in the License Agreement and hereinafter a “Designated Project”) except for the Sunnyside Project (as defined in the Termination Agreement and hereinafter the “Sunnyside Project”). For purposes of this Agreement, “Gross Receipts” shall mean the receipt of all cash and non-cash proceeds by ASEC from any Designated Project, except the Sunnyside Project (hereinafter “Gross Receipts”).

2. Statements and Payments.

2.1 Royalty Statements. ASEC shall deliver to BR on or before the forty-fifth (45th) day following the end of each calendar quarter during the term of this Agreement and on the thirtieth (30th) day of the month following termination or expiration of this Agreement, a complete and accurate statement (the “Royalty Statement”) of Gross Receipts generated by ASEC from Designated Projects (excluding the Sunnyside Project) for the immediately preceding calendar quarter, or portion thereof, during the term of this Agreement (the “Royalty Period”). The Royalty Statement shall be certified as accurate by an officer of ASEC and shall include information as to the location of the Designated Project, the name of the party, in the case the project being developed is with a third party, the payment terms under the license or sublicense for the project, the amount of Gross Receipts from the project, the amount of Royalty due, and any other information BR may from time to time reasonably request. The Royalty Statement shall be furnished to BR whether or not revenues from any Designated Project have been received, and whether or not royalties have been earned by BR, during the Royalty Period. Royalty Statements shall be in a form reasonably acceptable to BR.

2.2 Payment of Royalty Fees. The amount shown in each Royalty Statement as being due BR shall be paid simultaneously with the submission of the Royalty Statement. ASEC’s Royalty Statements and all amounts payable to BR by ASEC shall be submitted by check to the address of BR as provided in this Agreement or wire transfer or such other means as BR may direct.

2.3 Corrections to Royalty Statements. The receipt and/or acceptance by BR of any of the Royalty Statements furnished or royalties paid hereunder to BR (or the cashing of any royalty checks paid hereunder) shall not preclude BR from questioning the correctness of the statement or the amounts paid; provided that ASEC is notified in writing within ten (10) days following the giving of the Royalty Statement by ASEC or receipt of the royalty payment by BR, whichever shall be later. In the event that any inconsistencies or mistakes are discovered in the Royalty Statements or payments, and ASEC is duly notified, they shall immediately be rectified by ASEC and the appropriate payment shall be made by ASEC. In the event ASEC shall discover a mistake resulting in an overpayment in any Royalty Statement, it shall be allowed to offset such amount in the next Royalty Statement and payment made to BR.

2.4 Payments in U.S. Funds. All payments made hereunder shall be in United States dollars drawn on a United States bank, unless otherwise specifically agreed upon by the parties.

2.5 Time is of the Essence. Time is of the essence with respect to all payments to be made hereunder by ASEC. Interest at a rate of five percent (5%) per annum shall accrue on any amount due BR hereunder from and after the date upon which the payment is due until the date of receipt of payment.

3. Audit.

3.1 Accurate Books and Records. ASEC agrees to keep accurate books of account and records at its principal place of business covering all transactions relating to the License Agreement and pertaining to the items required to be shown in ASEC’s Royalty Statements to be submitted pursuant hereto, including without limitation, invoices, correspondence, banking, financial, and other records. BR and its duly authorized representatives shall have the right, upon five (5) days’ written notice, during normal business hours, to audit ASEC’s books of account and records, and all other documents and material in the possession or under the control of ASEC, with respect to the subject matter and the terms of this Agreement and to make copies and extracts thereof. In the event that any such audit reveals an underpayment by ASEC, ASEC shall within thirty (30) days written notice remit payment to BR in the amount of such underpayment, plus interest calculated at the rate of five percent (5%) per annum, from the date such payment(s) were actually due until the date such payment is actually made. In the event that any such underpayment is greater than Twenty-Five Thousand Dollars ($25,000), ASEC shall reimburse BR for the costs and expenses of such audit. In the event such audit shall reveal a mistake resulting in an overpayment in any royalty payment, ASEC shall be allowed to offset such amount in the next Royalty Statement and payment made to BR. Following such an audit, any disagreement by either party in the amount owed shall be resolved by arbitration as set forth in Section * hereof.

3.2 Return of Books and Records. All books of account and records of ASEC covering all transactions relating to the Royalty granted herein shall be retained by ASEC for at least one (1) year after the expiration or termination of this Agreement for possible inspection by BR.

4. Miscellaneous.

4.1. Notices. All notices, deliveries, consents, waivers, requests, instructions, or other communications required or permitted hereunder shall be in writing, and shall be deemed to have been duly given if (a) delivered personally (effective upon delivery), (b) sent by a reputable, established national courier service (effective one business day after being delivered to such courier service), or (c) mailed by certified mail, return receipt requested, postage prepaid (effective three business days after being deposited in the U.S. mail), addressed as follows (or to such other address as the recipient may have furnished for such purpose pursuant to this Section):

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If to BR:

2610 Hillsden Drive

Holladay, UT 84117

Attn: William Gibbs, Manager

and:

If to ASEC:

4760 S. Highland Dr. Suite 341

Salt Lake City, UT 84117

Attn: William C. Gibbs, President

with a copy (which shall not constitute notice) to:

Ronald N. Vance, Attorney at Law

The Law Office of Ronald N. Vance & Associates, P.C.

1656 Reunion Avenue

Suite 250

South Jordan, UT 84095

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

4.2. Arbitration.

(a) Scope and Administration of Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association (the “AAA”) in accordance with its Commercial or other Arbitration Rules, including the Optional Rules for Emergency Measures of Protection, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

(b) Venue. The place of arbitration shall be Salt Lake City, Utah.

(c) Choice of Law. The arbitrators are to interpret all controversies and claims arising under or relating to this Agreement in accordance with the laws of the State of Utah, without regard to its choice of law principles. In rendering an award, the arbitrator is to determine the rights and obligations of the parties according to the substantive and procedural laws of the State of Utah.

(d) Appointment of Arbitrators. Within 15 days after the commencement of arbitration, each party shall select one person to act as arbitrator and the two selected shall select a third arbitrator within ten (10) days of their appointment. The arbitrators will be selected from a panel of persons having experience with and knowledge of the subject matter of the Agreement, and at least one of the arbitrators selected will be an attorney or a retired judge. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the AAA.

(e) Injunctive Relief. Either party may apply to the arbitrator seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either party also may, without waiving any remedy under this agreement, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal’s determination of the merits of the controversy); provided that such interim or provisional relieve shall be sought solely by a court of competent jurisdiction located in the County of Salt Lake, State of Utah, which court shall apply the choice of law provision of this Section 4.2.

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(f) Costs and Fees. The arbitrators shall award to the prevailing party, if any, as determined by the arbitrators, all of its costs and fees. “Costs and fees” mean all reasonable pre-award expenses of the arbitration, including the arbitrators’ fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, and attorneys’ fees.

(g) Reasoned Opinion. The award shall be in writing, shall be signed by a majority of the arbitrators, and shall include a statement setting forth the reasons for the disposition of any claim.

(h) Right to Appeal. Within 30 days of receipt of any award (which shall not be binding if an appeal is taken), any party may notify the AAA of an intention to appeal to a second arbitral tribunal, constituted in the same manner as the initial tribunal. The appeal tribunal shall be entitled to adopt the initial award as its own, modify the initial award or substitute its own award for the initial award. The appeal tribunal shall not modify or replace the initial award except for clear errors of law or because of clear and convincing factual errors. The award of the appeal tribunal shall be final and binding, and judgment may be entered by a court having jurisdiction thereof.

(i) Submission to Jurisdiction. Each party shall submit to any court of competent jurisdiction for purposes of the enforcement of any award, order, or judgment. Any award, order, or judgment pursuant to arbitration is final and may be entered and enforced in any court of competent jurisdiction.

4.3. Expenses. Except as otherwise expressly provided herein, each party hereto shall bear its own expenses with respect to this Agreement and the transactions contemplated hereby.

4.4. Survival of Representations and Warranties. All covenants, representations and warranties made herein shall survive the making of this Agreement and shall continue in full force and effect for a period of one (1) year from the Effective Date, at the end of which period no claim may be made with respect to any such covenant, representation, or warranty unless such claim shall have been asserted in writing to the indemnifying party during such period.

4.5. Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

4.6. Interpretation. The headings preceding the text of Sections and Paragraphs included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively.

4.7. Assignment. Subject to the compliance with state and federal securities laws, the Royalty may be assigned in whole or in part by BR. Prior to due presentment for transfer or assignment of the Royalty or any part thereof, ASEC may treat BR or any registered assign as the absolute owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of ASEC) for all purposes and shall not be affected by any notice to the contrary.

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4.8. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

4.9. Further Assurances. Upon the reasonable request of any party hereto, the other party or parties hereto shall, of and after the date of this Agreement, execute and deliver such other documents, releases, assignments and other instruments as may be required to effectuate completely the transactions contemplated by this Agreement.

4.10. Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall remain in full force and shall not be affected thereby, and there shall be deemed substituted for such invalid, illegal or unenforceable provision a valid, legal and enforceable provision as similar as possible to the provision at issue.

4.11. Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto and supersedes all prior agreements, letters of intent, arrangements and understandings between the parties.

4.12. Exhibits and Schedules. Each of the exhibits, schedules, or similar attachments referenced in this Agreement is annexed hereto and is incorporated herein by this reference and expressly made a part hereto.

4.13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile transmissions of any signed original document, or transmission of any signed facsimile document, shall constitute delivery of executed original. At the request of any of the parties, the parties shall confirm signatures by signing and delivering an original document.

IN WITNESS WHEREOF, each of the parties has executed this Gross Royalty Agreement the respective day and year set forth below:

Bleeding Rock LLC

Date	January ____, 2012	By	/s/ William C. Gibbs
William C. Gibbs, Manager

American Sands Energy Corp.

Date	January ____, 2012	By	/s/ William C. Gibbs
William C. Gibbs, President

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